Exhibit 5.1

July 1, 2014

ServiceMaster Global Holdings, Inc.
860 Ridge Lake Boulevard
Memphis, Tennessee 38120

Re:  ServiceMaster Global Holdings, Inc. Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933 (the “Securities Act”), relating to the registration of up to 13,958,226 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), up to 6,274,753 of which shares may be issued pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan and up to 7,683,473 of which shares may be issued pursuant to the ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (together, the “Plans”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

The opinions expressed herein are limited to the laws of the State of Delaware.

Based on the foregoing, we are of the opinion that the 13,958,226 shares of Common Stock that are reserved for issuance pursuant to the Plans have been duly authorized and, when issued in accordance with the terms of the Plans will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP